UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2019

AQUANTIA CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38270	20-1199709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 E. Tasman Drive, Suite 100 San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

(408) 238-8300

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	AQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 19, 2019, the Company held the 2019 Annual Meeting of the Stockholders, or the Annual Meeting.  As of the close of business on the record date for the Annual Meeting, there were 35,527,204 shares of Company common stock issued and outstanding and entitled to vote. There were 25,697,098 shares present in person or by proxy at the Annual Meeting, constituting a quorum. The final voting results were as follows:

Proposal 1:  Election of Directors

Stockholders elected each of the Company’s three nominees for Class II director of the Company and the voting results are as set forth below:

NOMINEE	FOR	WITHHOLD	BROKER NON-VOTES
Dmitry Akhanov	13,879,947	2,716,514	9,100,637
Bami Bastani	12,884,893	3,711,568	9,100,637
Maximiliane C. Straub	16,538,707	57,754	9,100,637

Proposal 2:  Advisory Vote to Approve Executive Compensation

Stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers and the voting results are as set forth below:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
16,419,971	148,957	27,533	9,100,637

Proposal 3:  Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 and the voting results are as set forth below:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
25,149,929	527,813	19,356	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUANTIA CORP.

Date: June 21, 2019	By:	/s/ Mark Voll
Mark Voll
Chief Financial Officer